Exhibit 99.1

MADISON SQUARE GARDEN SPORTS CORP. REPORTS

FISCAL 2022 THIRD QUARTER RESULTS

FY2022 Third Quarter Revenues of $337.8 Million, Operating Income of $61.4 Million and AOI of $81.5 Million(1)

Strong FY2022 Third Quarter Results Driven by Revenues Well Above Pre-Pandemic Levels(2)

NEW YORK, N.Y., May 5, 2022 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal third quarter ended March 31, 2022.

During the quarter, the Company continued to benefit from robust consumer and corporate demand at New York Knicks (“Knicks”) and New York Rangers (“Rangers”) regular season games at the Madison Square Garden Arena (“The Garden”), which is reflected in strong results across all key revenue lines. Fiscal 2022 third quarter average per-game revenues across tickets, suites and sponsorship, as well as food, beverage and merchandise per-caps, all exceeded results for the fiscal 2020 third quarter, prior to the suspensions of the 2019-20 NBA and NHL seasons. Fiscal 2022 third quarter total revenues also exceeded results for the fiscal 2019 third quarter, which was the last full third quarter prior to the pandemic.(2) Subsequent to the end of the fiscal 2022 third quarter, both teams concluded their regular seasons, with the Rangers currently competing in the first round of the NHL playoffs.

As a result of this positive momentum, the Company generated revenues of $337.8 million, operating income of $61.4 million and adjusted operating income of $81.5 million for the fiscal 2022 third quarter.(1) The Company’s financial performance in the fiscal 2022 third quarter reflects significant improvement compared to the COVID-impacted fiscal 2021 third quarter in which the Company generated $183.0 million in revenues, operating income of $8.1 million and adjusted operating income of $30.0 million.

Madison Square Garden Sports Corp. President and CEO Andrew Lustgarten said, “We are proud of how we have navigated the last two years. Our business has demonstrated its resiliency and is now benefiting from robust corporate and consumer demand, which drove revenues well above pre-pandemic levels this quarter. As we look towards the end of this fiscal year and beyond, we see numerous opportunities on the horizon to continue driving sustained growth for our business as well as generate long-term shareholder value.”

Results from Operations

Results for the three and nine months ended March 31, 2022 and 2021 are as follows:

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
$ millions	2022	2021	$	%	2022	2021	$	%
Revenues	$337.8	$183.0	$154.8	85%	$646.1	$268.8	$377.3	NM
Operating income (loss)	$61.4	$8.1	$53.3	NM	$62.4	$(57.7)	$120.1	NM
Adjusted operating income (loss)(1)	$81.5	$30.0	$51.4	NM	$109.0	$(6.7)	$115.7	NM

Note: Does not foot due to rounding

1.	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
2.	Fiscal 2020 third quarter and Fiscal 2019 third quarter results adjusted for the spin-off of Madison Square Garden Entertainment Corp. (“MSG Entertainment”).

Summary of Reported Results from Operations for the Fiscal 2022 Third Quarter

For the fiscal 2022 third quarter, the Company generated revenues of $337.8 million, as compared to revenues of $183.0 million in the prior year period, an increase of $154.8 million, or 85%. This increase in revenues was driven by the impact of the COVID-19 pandemic on the prior year period’s results.

Pre/regular season ticket-related revenues increased $105.8 million, suite license fee revenues increased $38.6 million, sponsorship and signage revenues increased $12.8 million, and food, beverage and merchandise sales increased $9.7 million, all as compared to the prior year period, as a result of the elimination of attendance restrictions at The Garden that were in place during the prior year period.

Local media rights fees decreased $9.5 million and league distribution revenues decreased $3.0 million, both as compared to the prior year period. The decrease in local media rights fees was primarily due to the net impact of the compressed timing of the shortened NBA and NHL 2020-21 seasons in the prior year period, which resulted in revenue being recognized over a shorter time frame in the prior fiscal year, partially offset by the impact of contractual rate increases. The decrease in league distribution revenues was primarily due to the compressed timing of the NBA and NHL 2020-21 seasons in the prior year period, partially offset by the impact of the new U.S. national media rights agreements for the NHL, higher rates for NBA national media rights, and higher other league distributions in the current year period.

Direct operating expenses of $206.3 million increased $79.8 million, or 63%, as compared with the prior year period, primarily due to the impact of the COVID-19 pandemic in the prior year period. Net provisions for league revenue sharing expense (net of escrow) and NBA luxury tax increased $58.2 million as compared to the prior year period, primarily due to significantly higher escrow recoveries and, to a lesser extent, significantly lower revenue sharing expense, both in the prior year period, which reflected the impact of the COVID-19 pandemic. Other team operating expenses increased $11.1 million and operating lease costs, including deferred operating lease costs, under the arena license agreements with MSG Entertainment increased $9.1 million, both compared to the prior year period, as a result of the elimination of attendance restrictions at The Garden that were in place during the prior year period. These increases were partially offset by a $3.0 million decrease in net provisions for certain team personnel transactions as compared to the prior year period.

Selling, general and administrative expenses of $68.9 million increased $22.1 million, or 47%, as compared to the prior year period. This increase was primarily due to higher employee compensation and related benefits (including separation-related costs), marketing costs and commissions related to the Company’s sponsorship sales and service representation agreements with MSG Entertainment.

Operating income of $61.4 million increased $53.3 million and adjusted operating income of $81.5 million increased by $51.4 million, both as compared to the prior year period, primarily due to the increase in revenues, partially offset by higher direct operating expenses and, to a lesser extent, higher selling, general and administrative expenses.

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a North American esports organization, and Knicks Gaming, an NBA 2K League franchise. MSG Sports also operates two professional sports team performance centers – the MSG Training Center in Greenburgh, NY and the CLG Performance Center in Los Angeles, CA. More information is available at www.msgsports.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) deferred rent expense under the arena license agreements with MSG Entertainment, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) gains or losses on sales or dispositions of businesses, and (vi) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. We believe that given the length of the arena license agreements and resulting magnitude of the difference in deferred rent expense and the cash rent payments, the exclusion of deferred rent expense provides investors with a clearer picture of the Company’s operating performance.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contact:

Ari Danes, CFA

Investor Relations and Financial Communications

(212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgsports.com

Conference call dial-in number is 833-942-2482 / Conference ID Number 4339507

Conference call replay number is 855-859-2056 / Conference ID Number 4339507 until May 12, 2022

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Revenues	$337,774	$183,010	$646,149	$268,819
Direct operating expenses	206,273	126,510	407,698	182,957
Selling, general and administrative expenses	68,902	46,803	172,230	138,708
Depreciation and amortization	1,206	1,573	3,847	4,840

Operating income (loss)	61,393	8,124	62,374	(57,686)
Other income (expense):
Interest income	52	9	145	9
Interest expense	(2,470)	(2,939)	(9,158)	(7,415)
Miscellaneous expense, net	(63)	(46)	(190)	(236)

Income (loss) from operations before income taxes	58,912	5,148	53,171	(65,328)
Income tax (expense) benefit	(34,993)	(53)	(30,939)	275

Net income (loss)	23,919	5,095	22,232	(65,053)
Less: Net loss attributable to nonredeemable noncontrolling interests	(584)	(373)	(1,711)	(1,479)

Net income (loss) attributable to Madison Square Garden Sports Corp.’s stockholders	$24,503	$5,468	$23,943	$(63,574)

Basic earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.01	$0.23	$0.99	$(2.64)
Diluted earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.00	$0.22	$0.98	$(2.64)
Basic weighted-average number of common shares outstanding	24,275	24,156	24,235	24,120
Diluted weighted-average number of common shares outstanding	24,394	24,344	24,377	24,120

MADISON SQUARE GARDEN SPORTS CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Deferred rent. This adjustment eliminates the impact of the non-cash portion of rent expense associated with the arena license agreements with MSG Entertainment.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.

•

Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company’s employee stock plan and non-employee director plan in all periods.

•	Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s workforce reduction in August 2020.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021
Operating income (loss)	$61,393	$8,124	$62,374	$(57,686)
Deferred rent	11,882	16,478	23,590	18,280
Depreciation and amortization	1,206	1,573	3,847	4,840
Share-based compensation	6,973	3,867	19,178	26,193
Restructuring charges	—	—	—	1,644

Adjusted operating income (loss)	$81,454	$30,042	$108,989	$(6,729)

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2022	June 30, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$49,176	$64,902
Restricted cash	979	7,134
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 as of March 31, 2022 and June 30, 2021, respectively	92,694	74,197
Net related party receivables	51,391	6,420
Prepaid expenses	21,696	16,724
Other current assets	48,133	15,869

Total current assets	264,069	185,246
Property and equipment, net of accumulated depreciation and amortization of $45,869 and $42,673 as of March 31, 2022 and June 30, 2021, respectively	33,490	35,716
Right-of-use lease assets	689,580	703,521
Amortizable intangible assets, net	900	1,695
Indefinite-lived intangible assets	112,144	112,144
Goodwill	226,955	226,955
Deferred income tax assets, net	—	15,943
Other assets	36,635	28,719

Total assets	$1,363,773	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	March 31, 2022	June 30, 2021
	(Unaudited)
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$3,324	$2,226
Net related party payables	31,812	17,089
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	129,949	90,269
League-related accruals	87,008	39,276
Other accrued liabilities	26,929	16,442
Operating lease liabilities, current	43,412	41,951
Deferred revenue	102,053	131,025

Total current liabilities	454,487	368,278
Long-term debt	285,000	355,000
Operating lease liabilities, noncurrent	703,718	691,152
Defined benefit obligations	6,106	6,283
Other employee related costs	45,119	57,740
Deferred tax liabilities, net	15,030	—
Deferred revenue, noncurrent	31,180	31,603
Other liabilities	999	1,749

Total liabilities	1,541,639	1,511,805

Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,697 and 19,587 shares outstanding as of March 31, 2022 and June 30, 2021, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2022 and June 30, 2021	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2022 and June 30, 2021	—	—
Additional paid-in capital	12,862	23,102
Treasury stock, at cost, 751 and 861 shares as of March 31, 2022 and June 30, 2021, respectively	(128,026)	(146,734)
Accumulated deficit	(62,887)	(78,898)
Accumulated other comprehensive loss	(1,960)	(2,027)

Total Madison Square Garden Sports Corp. stockholders’ equity	(179,762)	(204,308)
Nonredeemable noncontrolling interests	1,896	2,442

Total equity	(177,866)	(201,866)

Total liabilities and equity	$1,363,773	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31,
	2022	2021
Net cash provided by (used in) operating activities	$64,233	$(54,367)
Net cash used in investing activities	(1,136)	(437)
Net cash (used in) provided by financing activities	(84,978)	42,155

Net decrease in cash, cash equivalents and restricted cash	(21,881)	(12,649)

Cash, cash equivalents and restricted cash at beginning of period	72,036	90,673

Cash, cash equivalents and restricted cash at end of period	$50,155	$78,024